Exhibit 10.19

Translation for information purposes only

Amendment to the Services Agreement

relating to the SARA-INT Clinical Data Platform

Between

Blophytis SA

as Client

and

BlueCompanion

as Service Provider

TABLE OF CONTENTS

1	DEFINITIONS - INTERPRETATION	4

2	MODIFICATIONS MADE TO THE CONTRACT	4

3	ABSENCE OF OTHER MODIFICATIONS	4

4	ABSENCE OF NOVATION	4

5	ENTRY INTO FORCE	4

6	INVALIDITY OF A STIPULATION	5

THIS AMENDMENT IS ENTERED INTO ON 26 NOVEMBER 2018:

BETWEEN

(1)                        Biophytis SA, a public limited company with share capital of EUR 2,692,682.60, having its registered office located at 14 avenue de l’Opéra, 75001 Paris, registered in the Trade and Companies Register of Paris under number 492.002.225 and represented by Mr Stanislas Veillet, duly authorised for the purposes hereof (hereinafter the “Client”)

and

(2)                        BlueCompanion Ltd, a company under English law, having its registered office located at Carlyle House, Lower Ground Floor, 235-237 Vauxhall Bridge Road, London, England SW1V 1EJ, United Kingdom, registered under number 9648211, represented by Mrs Susanna Del Signore, duly authorised for the purposes hereof (hereinafter the “Service Provider”).

The Client and the Service Provider are hereinafter collectively referred to as the Parties and individually as a Party.

THE FOLLOWING WAS SET FORTH BEFOREHAND

(A)                      The Client is a company specialising in biomedical research and the development of plant extract-based health products (nutraceuticals and medicines). The Client has developed a portfolio of innovative products at various stages of development aimed at age-related degenerative pathologies.

(B)                      One of the technologies of products under development by the Client concerns sarcopenia (skeletal muscle degeneration). To this end, the drug candidate Sarconeos is being developed by the Client in the context of treating sarcopenic obesity (“Sarconeos”). Preparation of Phase 2b of Sarconeos development is in progress, including, among other things:

(i)                            a pharmacokinetic study in elderly healthy volunteers and a study for characterisation and preselection of the target population cited in four (4) countries (Belgium, France, Italy and the United States) (hereinafter the “SARA-OBS Study”); and

(ii)                         a study “Safety and Efficacy of BIO-101 175 mg b.i.d. and 350 mg b.i.d. 26-week oral administration to patients suffering from age-related SARcopenia, including sarcopenic obesity, Aged >65 years and at risk of mobility disability. A double-blind, placebo controlled, randomized INTerventional Clinical Trial (SARA-INT)”, (hereinafter the “SARA-INT Study”).

(C)                      The Service Provider Services is a consulting company in digital strategy, design and deployment of IT architecture, specialising in clinical studies and clinical data exploitation.

(D)                      By an agreement dated 16 May 2017, the Parties entered into an agreement on development services relating to the clinical data platform resulting from the SARA-OBS Study.

(E)                       The Client wanted to entrust to the Service Provider the creation and deployment of a second digital platform as part of the SARA-INT Study allowing the Client to collect and analyse the data necessary for the development of Sarconeos (hereinafter the “SARA-INT Clinical Data Platform”).

(F)                         By an agreement dated 22 December 2017, the Parties finalised an agreement on development services relating to the clinical data platform resulting from the SARA-INT study (the “Agreement”).

(G)                      The Parties now wish to modify (i) the specifications, (ii) the budget and (iii) the duration of the Agreement.

(H)                     As a result of the preceding, the Parties have agreed to sign this amendment to the Agreement (the “Amendment”).

THIS HAVING BEEN SET FORTH, THE FOLLOWING WAS AGREED AND DECIDED:

1                                DEFINITIONS - INTERPRETATION

For the purposes of this Amendment, capitalised terms and expressions have the meaning that they are given in the Agreement, unless otherwise defined in this Amendment.

2                                MODIFICATIONS MADE TO THE CONTRACT

2.1                      Modification of Article 8 of the Convention

By this Amendment, the Parties agree to modify Article 8 of the Agreement, which will henceforth be worded as follows:

“8                          DURATION

8.1                      The Agreement is entered into on the date hereof with retroactive effect from the 1st of September 2017 and ends on 31 March 2020.”

2.2                      Modification of Annex 1 to the Agreement

By this Amendment, the Parties agree to modify Annex 1 of the Agreement specifying the specifications and the budget, the new version of which is enclosed as Appendix 1 of the Amendment.

3                                ABSENCE OF OTHER MODIFICATIONS

3.1                      The Parties expressly agree that with the sole exception of the modifications expressly made to the stipulations of the Agreement under the conditions referred to above, all other stipulations of the Agreement and the First Amendment remain unchanged and in full force.

3.2                      Any reference to the Agreement and the First Amendment must be understood as a reference to the Agreement modified by this Amendment.

3.3                      Unless otherwise stipulated in this Amendment, the Agreement and the First Amendment remain in full force, and from the date of signing of the Amendment, the Agreement, the First Amendment and this Amendment must be read and interpreted as forming a single document.

4                                ABSENCE OF NOVATION

4.1                      With the exception of what is expressly stipulated in Article 2 of the above Amendment, this amendment does not implement any novation concerning the terms and conditions of the Agreement.

4.2                     This condition is an essential and determining condition for the Parties’ consent, without which they would not have signed the Amendment.

5                                ENTRY INTO FORCE

The Amendment will enter into force on 1 August 2018.

6                                INVALIDITY OF A STIPULATION

If one of the provisions of the Amendment proves to be or becomes invalid, unenforceable, void, illegal or inapplicable, this cannot call into question the validity, opposability or enforceability of the other provisions of the Amendment, which will not be affected or altered in any manner by it, and the Parties will not be exempt from carrying out the Amendment.

Drawn up in Paris

On December 7, 2018,

In two (2) originals

/s/ Stanislas Veillet	/s/ Susanna Del Signore
Biophytis SA	BlueCompanion

Represented by Mr Stanislas Veillet	Represented by Ms Susanna Del Signore

List of Annexes

Annex 1: Amendment of 20 July 2018 to Service Proposal for SARA INT of 22/12/2017